Exhibit 10.2

STOCK DIVIDEND RELATED
EMPLOYEE RSU FORM

<Participant Full Name>

Dear <Participant First Name>,

On May 16, 2014, Discovery Communications, Inc. (the “Company”) declared a special dividend of shares of the Company's Series C Common Stock (the “Stock Dividend”) payable on August 6, 2014 (the “Dividend Date”) to holders of record of the Company's Series A Common Stock, Series B Common Stock and Series C Common Stock as of the close of business on July 28, 2014. You are the holder of an unvested restricted stock unit (an “RSU”) dated <date> to receive a specific number of shares of the Company’s Series A Common Stock (a “Series A RSU”). In connection with the Stock Dividend, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has determined it equitable and appropriate, and consistent with the adjustment provisions of the Company equity plan under which your Series A RSU was granted, for the Company to adjust your Series A RSU by issuing you an additional RSU entitling you to receive a specific number of shares of the Company’s Series C Common Stock at a future date (the “Series C RSU”). Because this adjustment to your Series A RSU is intended to preserve the benefits or potential benefits of your Series A RSU immediately before the Dividend Date, the number of shares of Series C Common Stock you may receive pursuant to the Series C RSU is equal to the number of shares of Series A Common Stock underlying the unvested portion of your Series A RSU as of the Dividend Date and the terms of your Series C RSU, including the Date of Grant and Vesting Schedule, are otherwise identical to the terms of your Series A RSU. A Series C RSU award cover letter (the “Series C Cover Letter”) is attached hereto. The Series C RSU documented in your Series C Cover Letter shall otherwise be subject to the same terms and provisions as are set forth in your Series A RSU Grant Agreement, and references to “Series A common stock” in the Grant Agreement shall mean “Series C common stock” for this purpose.

If you have any questions or require additional information, you can email pepquestions@discovery.com, or call the Compensation Hotline at + 1 240-662-3493.

<Participant Full Name>

Dear <Participant First Name>

In connection with the special dividend by Discovery Communications, Inc. (the “Company”) of shares of its Series C Common Stock, and consistent with the adjustment provisions of the Company equity plan under which your Series A RSU (defined below) was granted, you have been given a restricted stock unit (an “RSU”). This RSU (a “Series C RSU”) entitles you to receive a specific number of shares of the Company’s Series C Common Stock at a future date, assuming that you satisfy conditions of the Company equity plan (the “Plan”) under which this grant is made and the implementing agreement. The terms of this RSU are the same as the terms of the RSU granted to you dated <date> to receive shares of the Company’s Series A Common Stock (the “Series A RSU”), after reduction for portions of the Series A RSU that have already vested. As such, this Series C RSU is subject to the terms and conditions described in your Series A RSU agreement (the “Grant Agreement”). The Company’s general program to offer equity and equity-type awards to eligible employees is referred to as the Performance Equity Program (“PEP”). The following represents a brief description of your grant. Additional details regarding the terms of your award are provided in your Grant Agreement and in the Plan.

RSU Grant Summary

Date of Grant	<Grant Date of Series A RSU>
RSU Shares	<Number of Unvested Series A Shares >
Vesting Schedule	[INSERT]
Vesting Date(s)	[INSERT]

•
You have been granted an RSU for shares (“Shares”) of Discovery Communications, Inc. Series C Common Stock for the number of Shares specified under “RSU Shares” in the chart. The number of Shares is equal to the number of shares of the Company’s Series A Common Stock you may receive under the unvested portion of your Series A RSU. The Date of Grant of your Series C RSU is the same as the Date of Grant of your Series A RSU.

•
The potential value of your RSU increases if the price of the Company’s stock increases, but you also have to continue to be employed by the Company or a Subsidiary (except as the Grant Agreement provides) to actually receive such value. Of course, the value of the stock may go up and down over time.

•
You will not receive the Shares represented by the RSU until the RSU vests. The same Vesting Schedule and Vesting Date(s) that apply to your Series A RSU also apply to this Series C RSU and you will vest in both your Series A and Series C RSUs, subject to (1) your remaining an employee or becoming and remaining a director of the Company and (2) the terms in the Grant Agreement.

•	Once you have received the Shares, you will own the Shares and may decide whether to hold the Shares, sell the Shares or give the Shares to someone as a gift.

•	Your ability to receive Shares under the RSU is conditioned upon compliance with any local laws that apply to you.

You can access the PEP portal for updates and information, email pepquestions@discovery.com, or call the Compensation Hotline at + 1 240-662-3493 with any questions.